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                                                                    EXHIBIT 99.1

           Danielson Holding Corporation and Covanta Energy Corporation
            Announce Release of Ratings by Moody's Investors Service

CHICAGO, IL and FAIRFIELD, NJ - May 28, 2004 - Danielson Holding Corporation (Amex:DHC) and its subsidiary Covanta Energy Corporation today announced that Moody's Investors Service issued a corporate ratings credit rating for Covanta's 8.25% Senior Notes and issuer ratings. The ratings are described in the attached press release issued by Moody's Investors Service.

Danielson Holding Corporation is an American Stock Exchange listed company, engaging in the energy, financial services and specialty insurance business through its subsidiaries. Danielson's charter contains restrictions that prohibit parties from acquiring 5% or more of Danielson's common stock without its prior consent.

Danielson recently acquired Covanta Energy Corporation, an internationally recognized owner and operator of power generation projects. Covanta's waste-to-energy facilities convert municipal solid waste into energy for numerous communities, predominantly in the United States. Covanta also operates water and wastewater treatment facilities.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Certain statements in this press release may constitute "forward-looking" statements as defined in Section 27A of the Securities Act of 1933 (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), the Private Securities Litigation Reform Act of 1995 (the "PSLRA") or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Such forward looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Danielson and its subsidiaries, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward looking statements can be identified by, among other things, the use of forward-looking language, such as the words "plan", "believe", "expect", "anticipate", "intend", "estimate", "project", "may", "will", "would", "could", "should", "seeks", or "scheduled to", or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the "safe harbor" provisions of such laws. Danielson cautions investors that any forward-looking statements made by Danielson are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to Danielson, include, but are not limited to, those factors, risks and uncertainties that are described in Item 1 of Danielson's Annual Report on Form 10-K for the year ended December 31, 2003 and in other securities filings by Danielson or Covanta. The
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forward-looking statements contained in this press release are made only as of the date hereof and Danielson does not have and has not undertaken any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.

For more information generally, please contact:

FOR DANIELSON HOLDING CORPORATION
Doreen Lubeck
Danielson Holding Corporation
(312) 466-4030

FOR COVANTA ENERGY CORPORATION
Louis D. Walters
Covanta Energy Corporation
973 882 7260
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                                                          GLOBAL CREDIT RESEARCH
                                                                   RATING ACTION
(MOODY'S INVESTORS SERVICE LOGO)                                    28 MAY 2004

RATING ACTION: COVANTA ENERGY CORPORATION

MOODY'S ASSIGNS Caa1 RATING TO COVANTA ENERGY CORPORATION'S 8.25% SENIOR NOTES AND SGL-3 SPECULATIVE LIQUIDITY RATING; OUTLOOK STABLE


         APPROXIMATELY $230 MILLION OF DEBT SECURITIES AFFECTED.

         New York, May 28, 2004 -- Moody's Investors Service has assigned a Caa1 rating to Covanta Energy Corporation's (Covanta) 8.25% Senior Secured Notes due 2011. The Notes were issued to the holders of Covanta's secured claims upon the company's emergence from bankruptcy on March 10, 2004. Moody's assigned a senior implied rating of B3. Moody's also assigned a Caa1 Issuer Rating and an SGL-3 speculative liquidity rating to Covanta. The outlook of the Covanta ratings is stable.

         The Caa1 Notes rating and Issuer Rating reflect the following factors:

         Covanta exhibits limited financial flexibility and relatively low interest coverage ratios assuming it is able to fully utilize new parent Danielson Holding Company's (Danielson) net operating loss carry forwards (NOLs). Projected interest coverage on the Notes over the next several years ranges from a low of .97x in 2005 to a high of 1.4x in 2007. Without the NOLs, coverage levels would be lower. In addition, the Notes are structurally subordinated to approximately $840 million of debt at the subsidiary waste-to-energy projects and $256 million of bank letter of credit facilities at Covanta. This is somewhat mitigated by the fact that the letter of credit facilities are performance letters of credit and Covanta has never experienced a draw under a performance letter of credit. The source of repayment for the Notes includes the cash flow generated from the Covanta projects in addition to any available assets at Covanta itself, which are currently minimal. Covanta is currently highly leveraged following its emergence from bankruptcy, with total recourse debt and commitments of $486 million compared to only $44 million of book equity, most of which was provided by Danielson. Danielson is primarily a financial investment vehicle with no experience in waste-to-energy, independent power production, or water/wastewater.

         There is uncertainty related to the availability of $571 million of NOLs from Danielson, which are necessary to offset taxable income at Covanta. These NOLs could be substantially reduced should there be an "ownership change" at Danielson. Without the application of these NOLs, Covanta does not generate sufficient cash flow to meet interest obligations on the Notes and fees under its bank letter of credit facilities. Covanta's auditors prior to its acquisition by Danielson, Deloitte & Touche, in their 2003 independent auditors report issued subsequent to the company's emergence from bankruptcy, expressed substantial doubt about Covanta's ability to continue as a "going concern". Reasons cited include Covanta's ability to utilize Danielson's NOLs and its ability to generate sufficient cash flows from operation, asset sales, and financing arrangements to meet its obligations.

         The B3 senior implied rating reflects the following additional factors:

         The underlying waste-to-energy projects generate relatively stable cash flows and Covanta management has exhibited a strong track record of positive operating performance, with availability factors consistently at 90% or above over the past several years. Although some of the underlying waste-to-energy projects are located in the attractive Northeast region of the country, which is characterized by dense population and limited waste disposal alternatives, others are located in regions where landfill and other waste alternatives are more available and competitive with waste-to-energy.
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         Covanta derives approximately two-thirds of its revenues from its waste-to-energy business, for the most part from long-term contracts with a diverse group of municipalities, with the remaining one-third of revenues derived from independent power sales, most of which are under long-term contracts. Although the overall business is highly contracted, the risk exists that contracts could be modified or abrogated. In addition, Covanta faces the ongoing challenge of changes in environmental laws or regulation, or the failure to comply with existing regulations, and the need to renew permits on an ongoing basis.

         Covanta's SGL-3 speculative grade liquidity rating reflects adequate liquidity for the next twelve months and the risks inherent in Covanta maintaining this liquidity including: limited financial flexibility and free cash flow, the dependence on parent company Danielson's NOLs to provide adequate coverage of long-term debt obligations, limited alternative liquidity sources including a relatively small $10 million revolving credit at Covanta's domestic businesses and a $10 million revolving credit at CPIH, its international subsidiary. There are few assets at the Covanta parent company level and most of the assets at the subsidiaries are pledged to $840 million of project level debt. Covanta also operates in a very specialized industry niche, with a limited market for assets to be sold off in a timely manner for liquidity purposes. Offsetting these factors is Covanta's relatively robust current cash position relative to their needs, which has increased from $44 million immediately following its exit from bankruptcy to approximately $48 million.

         The stable outlook on Covanta's rating reflects Moody's expectation that: (i) the waste-to-energy projects' contracts with the respective municipalities and utilities will remain in place through their current maturities; (ii) Covanta management will continue to operate the plants at high availability levels and maintain stability with regard to administrative expenses; (iii) Covanta will de-lever over the next several years at the subsidiary project level; and (iv) Covanta will be able to utilize all $571 million of Danielson's NOLs made available to it. However, the Covanta rating could be raised or lowered if dividends distributable from the projects differ from expected levels, if Covanta acquired additional waste-to-energy projects or was subject to unforeseen capital expenditure requirements at the existing projects, particularly with regard to environmental regulatory compliance, or if all or a part of Danielson's NOLs become unavailable to Covanta.

         Fourteen of Covanta's 23 waste-to-energy projects are rated by Moody's:
         Alexandria (A3), Babylon (Baa3), Bristol (A2), Detroit (Aa3), Fairfax
         (A1), Hillsborough (Aa2), Huntington (A3), Huntsville (A1), Lancaster
         (Baa2), Lee (Aa3), Mid-Conn (A1/Baa3), Montgomery (Aa3/A2), Union (Baa2/Baa3), and Wallingford (A2/A3). Two other waste-to-energy projects remain in bankruptcy. None of the smaller independent power or water facilities are rated except for the Quezon project in the Philippines, which is rated B3.

         Covanta Energy Corporation, headquartered in Fairfield, NJ, is an energy company with operations in waste-to-energy, independent power production, and water and wastewater. Parent company Danielson Holding Corporation, headquartered in Chicago, IL, has operations in insurance and marine services in addition to Covanta.

         New York
         Daniel Gates
         Managing Director
         Corporate Finance Group
         Moody's Investors Service
         JOURNALISTS: 212-553-0376
         SUBSCRIBERS: 212-553-1653


         New York
         Michael G. Haggarty
         Vice President - Senior Analyst
         Corporate Finance Group
         Moody's Investors Service
         JOURNALISTS: 212-553-0376
         SUBSCRIBERS: 212-553-1653

         (C) Copyright 2004, Moody's Investors Service, Inc. and/or its licensors including Moody's Assurance Company, Inc.
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